Exhibit 99.9

River Hawk Aviation Acquires Carolina Air Charter, Inc.

HICKORY, NC, Mar 19, 2008 (MARKET WIRE via COMTEX) -- River Hawk Aviation, Inc. (PINKSHEETS: RHWI) ("River Hawk" or the "Company") announced this morning that it has completed an agreement to acquire Carolina Air Charter, Inc. of Charlotte, NC.
Carolina Air Charter was established in 1989 to provide quality direct air charter services to meet the special demands of corporate travel. In 2008, Carolina Air Charter is expected to produce in excess of $2,000,000 in revenues from its charter bookings. Carolina Air Charter has an impeccable safety record earned through more than 21,000 hours of charter flight operation serving the needs of approximately 25,000 passengers traveling nearly 3 million miles.

Donnie Daugherty, President of Carolina Air Charter since 2001, commenting on the acquisition by River Hawk Aviation, Inc. said, "While it has been a pleasure to serve the aviation community for the last several years, I am looking forward to spending more time with my family. I am confident that River Hawk will continue to maintain the excellent levels of service that Carolina Air Charters has been providing to its customers. Additionally, I also feel that River Hawk is well positioned to be able to expand the scope of operations for Carolina Air and meet the ever growing demands of the marketplace."

Calvin Humphrey, River Hawk's CEO, commented, "I am pleased to be adding Carolina Air Charter to our Company holdings and view this acquisition as adding a profit center that will immediately add additional flight demand and capacity utilization as well as assist us in our quest for optimization of aviation service revenues. The Company expects that the addition of Carolina Air Charters will provide approximately $2 million in annual expected gross revenues and should result in overall annual holding Company revenues in excess of $15 million. Management believes that River Hawk is properly positioned to enjoy revenue growth in 2008 and beyond."

About River Hawk Aviation, Inc.

River Hawk Aviation, Inc., is a holding company concentrating on the acquisition and development of aviation niche companies. Presently, the Company's operating subsidiary base is comprised of Profile Aviation Center, Inc., Profile Aviation Services, Inc. of Hickory, North Carolina and River Hawk Aviation, Inc. (a private entity) of San Antonio, Texas.

The combined synergies associated with the Company's current holdings will provide revenues from charter aircraft operations, aviation management services to private aircraft owners, certified aircraft maintenance services, fueling and other fixed base operation services as well as aviation parts and components sales within the aviation industry. The Company and its subsidiaries are also able to offer consulting services, marketing and appraisals to the aviation community. At present, the Company maintains offices and a fixed base operation including aviation hangars in Hickory, North Carolina, offices and inventory warehousing in San Antonio, Texas, and executive offices in Michigan.

The Company's plan for future growth and development will focus on the acquisition of aviation-related operating businesses and airlines that display the potential for restructuring into profitable and sustainable aviation-related growth concerns.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended ("the Exchange Act"), and as such, may involve risks and uncertainties. Forward-looking statements which are based upon certain assumptions and describe future plans, strategies and expectations, are generally identifiable by the use of words as "believe," "expect," "intend," "anticipate," "project," or other similar expressions. These forward-looking statements relate to, among other things, future performance, and perceived opportunities in the market and statements regarding the Company's mission and vision. The Company's actual results, performance and achievements may differ materially from the results, performance, and achievements expressed or implied in such forward-looking statements. Additional factors that could materially affect these forward-looking statements and/or predictions include, among other things: (1) managing acquisitions and expansion of operations; (2) obtaining necessary financing and managing existing debt; (3) completing the investigation, acquisition and integration of new business opportunities; (4 complying with federal, state and local government and international regulations; and (5) other factors over which we have little or no control. Further information on potential factors that could affect River Hawk Aviation, Inc. is found in the Company's Form 10-K and other documents filed with the U. S. Securities and Exchange Commission.